Exhibit 21.1

Name of Entity	Formed In	Foreign States Auth.	Certificate of Assumed Name

AnTrev, LLC	NC

Arngar, Inc.	NC		Cadillac of South Charlotte

Autobahn, Inc.	CA		Autobahn Motors

Avalon Ford, Inc.	DE	CA

Cornerstone Acceptance Corporation	FL	MI NC OH TN TX

FAA Beverly Hills, Inc.	CA		Beverly Hills BMW

FAA Capitol N, Inc.	CA

FAA Concord H, Inc.	CA		Concord Honda

FAA Concord T, Inc.	CA		Concord Scion Concord Toyota

FAA Dublin N, Inc.	CA

FAA Dublin VWD, Inc.	CA

FAA Holding Corp.	CA

FAA Las Vegas H, Inc.	NV		Honda West

FAA Poway H, Inc.	CA		Poway Honda

FAA Poway T, Inc.	CA

FAA San Bruno, Inc.	CA		Melody Toyota Melody Scion

FAA Santa Monica V, Inc.	CA

FAA Serramonte H, Inc.	CA		Honda of Serramonte

FAA Serramonte L, Inc.	CA		Lexus of Serramonte Lexus of Marin

FAA Serramonte, Inc.	CA		Kia Serramonte Serramonte Auto Plaza Serramonte Nissan

Name of Entity	Formed In	Foreign States Auth.	Certificate of Assumed Name

FAA Stevens Creek, Inc.	CA		Stevens Creek Nissan

FAA Torrance CPJ, Inc.	CA

FirstAmerica Automotive, Inc.	DE	CA

Fort Mill Ford, Inc.	SC

Franciscan Motors, Inc.	CA		Acura of Serramonte

Frontier Oldsmobile-Cadillac, Inc.	NC

Kramer Motors Incorporated	CA		Honda of Santa Monica

L Dealership Group, Inc.	TX	CA

Marcus David Corporation	NC		Town and Country Toyota Town and Country Toyota Certified Used Cars Town and Country Toyota-Scion

Massey Cadillac, Inc. (TN-MI)	TN	MI

Mountain States Motors Co., Inc.	CO

Ontario L, LLC	CA		Crown Lexus

Philpott Motors, Ltd.	TX		Philpott Motors Hyundai Philpott Ford Philpott Toyota

Santa Clara Imported Cars, Inc.	CA		Honda of Stevens Creek

SRM Assurance, Ltd.	Cayman Is.

Stevens Creek Cadillac, Inc.	CA		St. Claire Cadillac

Town and Country Ford, Incorporated	NC

Tree Trunk, Inc.	DE	CO FL NC

TT Denver, LLC	CO

TTRE CO 1, LLC	CO

Name of Entity	Formed In	Foreign States Auth.	Certificate of Assumed Name

Windward, Inc.	HI	CA	Honda of Hayward

Sonic 2185 Chapman Rd., Chattanooga, LLC	TN		Economy Honda Superstore

Sonic Advantage PA, LP	TX		Audi West Houston Porsche of West Houston Momentum Luxury Cars

Sonic Agency, Inc.	MI

Sonic-Buena Park H, Inc.	CA		Buena Park Honda

Sonic-Cadillac D, LP	TX		Massey Cadillac

Sonic-Calabasas A, Inc.	CA		Acura 101 West

Sonic Calabasas M, Inc.	CA		Mercedes-Benz of Calabasas

Sonic-Calabasas V, Inc.	CA

Sonic-Camp Ford, LP	TX

Sonic-Capitol Cadillac, Inc.	MI		Capitol Cadillac

Sonic-Capitol Imports, Inc.	SC		Capitol Imports Capitol Hyundai

Sonic-Carrollton V, LP	TX

Sonic-Carson F, Inc.	CA

Sonic-Carson LM, Inc.	CA

Sonic-Clear Lake N, LP	TX

Sonic-Clear Lake Volkswagen, LP	TX		Momentum Volkswagen of Clear Lake

Sonic-Denver T, Inc.	CO		Mountain States Toyota Mountain States Toyota and Scion

Name of Entity	Formed In	Foreign States Auth.	Certificate of Assumed Name

Sonic Development, LLC	NC	AL CA CO FL GA MD MI NV OH OK SC TN TX VA

Sonic Divisional Operations, LLC	NV	AL AZ CA CO FL GA MD MI NC OH OK SC TN TX VA WI

Sonic-Downey Cadillac, Inc.	CA

Sonic eStore, Inc.	NC

Sonic FFC 1, Inc.	DE	TX

Sonic FFC 2, Inc.	DE	TX

Sonic FFC 3, Inc.	DE	TX

Sonic-Fort Mill Chrysler Jeep, Inc.	SC

Sonic-Fort Mill Dodge, Inc.	SC

Sonic-Fort Worth T, LP	TX		Toyota of Fort Worth Scion of Fort Worth

Sonic-Frank Parra Autoplex, LP	TX

Sonic Fremont, Inc.	CA

Name of Entity	Formed In	Foreign States Auth.	Certificate of Assumed Name

Sonic-Harbor City H, Inc.	CA		Carson Honda

Sonic Houston JLR, LP	TX		Jaguar Houston North Land Rover Houston North

Sonic Houston LR, LP	TX		Land Rover Houston Central Jaguar Houston Central

Sonic-Houston V, LP	TX		Volvo of Houston

Sonic-Integrity Dodge LV, LLC	NV

Sonic-Jersey Village Volkswagen, LP	TX		Momentum Volkswagen of Jersey Village

Sonic-Lake Norman Chrysler Jeep, LLC	NC

Sonic-Las Vegas C West, LLC	NV		Cadillac of Las Vegas

Sonic-Lloyd Nissan, Inc.	FL

Sonic-Lloyd Pontiac - Cadillac, Inc.	FL

Sonic-Lone Tree Cadillac, Inc.	CO		Don Massey Cadillac Don Massey Collision Center

Sonic-LS Chevrolet, LP	TX		Lone Star Chevrolet

Sonic-LS, LLC	DE	TX

Sonic-Lute Riley, LP	TX		Lute Riley Honda

Sonic-Massey Cadillac, LP	TX

Sonic-Massey Chevrolet, Inc.	CA

Sonic-Mesquite Hyundai, LP	TX

Sonic Momentum B, LP	TX		Momentum Collision Center Momentum BMW Momentum MINI

Sonic Momentum JVP, LP	TX		Land Rover Southwest Houston Jaguar Southwest Houston Momentum Volvo Momentum Porsche

Sonic Momentum VWA, LP	TX		Audi Central Houston Momentum Volkswagen

Sonic-Newsome Chevrolet World, Inc.	SC		Capitol Chevrolet

Name of Entity	Formed In	Foreign States Auth.	Certificate of Assumed Name

Sonic-Newsome of Florence, Inc.	SC

Sonic-North Charleston Dodge, Inc.	SC

Sonic-North Charleston, Inc.	SC

Sonic of Texas, Inc.	TX

Sonic-Plymouth Cadillac, Inc.	MI		Don Massey Cadillac

Sonic Resources, Inc.	NV

Sonic-Richardson F, LP	TX		North Central Ford

Sonic-Sanford Cadillac, Inc.	FL

Sonic Santa Monica M, Inc.	CA		W.I. Simonson

Sonic Santa Monica S, Inc.	CA

Sonic-Shottenkirk, Inc.	FL		Pensacola Honda

Sonic-Stevens Creek B, Inc.	CA		Stevens Creek BMW

Sonic-Volvo LV, LLC	NV		Volvo of Las Vegas

Sonic Walnut Creek M, Inc.	CA		Mercedes-Benz of Walnut Creek

Sonic-West Covina T, Inc.	CA

Sonic-Williams Cadillac, Inc.	AL

Sonic Wilshire Cadillac, Inc.	CA

Sonic Automotive-1495 Automall Drive, Columbus, Inc.	OH

Sonic Automotive-1720 Mason Ave., DB, Inc.	FL

Sonic Automotive-1720 Mason Ave., DB, LLC	FL

Sonic Automotive 2424 Laurens Rd., Greenville, Inc.	SC

Sonic Automotive-2490 South Lee Highway, LLC	TN

Sonic Automotive 2752 Laurens Rd., Greenville, Inc.	SC		Century BMW Century MINI

Name of Entity	Formed In	Foreign States Auth.	Certificate of Assumed Name

Sonic Automotive-3401 N. Main, TX, LP	TX		Baytown Auto Collision Center Ron Craft Chevrolet Cadillac

Sonic Automotive-4701 I-10 East, TX, LP	TX		Baytown Ford

Sonic Automotive-9103 E. Independence, NC, LLC	NC		Infiniti of Charlotte

Sonic Automotive Aviation, LLC	NC

Sonic Automotive F&I, LLC	NV

Sonic Automotive of Chattanooga, LLC	TN		BMW of Chattanooga

Sonic Automotive of Nashville, LLC	TN		BMW of Nashville MINI of Nashville

Sonic Automotive of Nevada, Inc.	NV

Sonic Automotive of Texas, LP	TX		Lone Star Ford

Sonic Automotive Support, LLC	NV

Sonic Automotive West, LLC	NV

SAI AL HC1, Inc.	AL

SAI AL HC2, Inc.	AL		Tom Williams Collision Center

SAI Ann Arbor Imports, LLC	MI		Mercedes-Benz of Ann Arbor BMW of Ann Arbor

SAI Atlanta B, LLC	GA		Global Imports Global Imports MINI

SAI Broken Arrow C, LLC	OK

SAI Chamblee V, LLC	GA		Dyer and Dyer Volvo

SAI Charlotte M, LLC	NC

SAI Clearwater T, LLC	FL		Clearwater Toyota Clearwater Scion

SAI Columbus Motors, LLC	OH		Hatfield Subaru Hatfield Hyundai

Name of Entity	Formed In	Foreign States Auth.	Certificate of Assumed Name

SAI Columbus T, LLC	OH		Scion West Hatfield Automall Toyota West

SAI Columbus VWK, LLC	OH		Hatfield Kia Hatfield Volkswagen

SAI Denver B, Inc.	CO		Murray BMW of Denver Bodyworks Murray Motorworks

SAI Denver M, Inc.	CO		Mercedes-Benz of Denver

SAI Fairfax B, LLC	VA		BMW of Fairfax

SAI FL HC1, Inc.	FL

SAI FL HC2, Inc.	FL

SAI FL HC3, Inc.	FL

SAI FL HC4, Inc.	FL

SAI FL HC7, Inc.	FL

SAI Fort Myers B, LLC	FL		BMW of Fort Myers MINI of Fort Myers

SAI Fort Myers H, LLC	FL		Honda of Fort Myers

SAI Fort Myers M, LLC	FL		Mercedes-Benz of Fort Myers

SAI Fort Myers VW, LLC	FL		Volkswagen of Fort Myers

SAI GA HC1, LLC	GA

SAI Irondale Imports, LLC	AL		Tom Williams Imports (BMW) Tom Williams Audi Tom Williams Porsche Land Rover Birmingham MINI of Birmingham Jaguar Birmingham

SAI Irondale L, LLC	AL		Tom Williams Lexus

SAI Long Beach B, Inc.	CA		Long Beach BMW Long Beach MINI

SAI MD HC1, Inc.	MD

Name of Entity	Formed In	Foreign States Auth.	Certificate of Assumed Name

SAI Monrovia B, Inc.	CA		BMW of Monrovia MINI of Monrovia

SAI Montgomery B, LLC	AL		BMW of Montgomery

SAI Montgomery BCH, LLC	AL		Classic Buick GMC Cadillac

SAI Montgomery CH, LLC	AL		Capitol Chevrolet Capitol Hyundai

SAI Nashville CSH, LLC	TN		Crest Cadillac Crest Saab

SAI Nashville H, LLC	TN		Crest Honda

SAI Nashville M, LLC	TN		Mercedes-Benz of Nashville smart center of Nashville

SAI Nashville Motors, LLC	TN		Audi Nashville Jaguar Nashville Porsche of Nashville

SAI OK HC1, Inc.	OK

SAI Oklahoma City C, LLC	OK

SAI Oklahoma City H, LLC	OK

SAI Oklahoma City T, LLC	OK

SAI Orlando CS, LLC	FL		Massey Cadillac [North] Massey Saab of Orlando

SAI Peachtree, LLC	GA

SAI Riverside C, LLC	OK

SAI Rockville Imports, LLC	MD		Porsche of Rockville Rockville Audi

SAI Rockville L, LLC	MD		Lexus of Rockville

SAI Santa Clara K, Inc.	CA

SAI Stone Mountain T, LLC	GA		Stone Mountain Toyota Stone Mountain Scion

SAI TN HC1, LLC	TN

Name of Entity	Formed In	Foreign States Auth.	Certificate of Assumed Name

SAI TN HC2, LLC	TN

SAI TN HC3, LLC	TN

SAI Tulsa N, LLC	OK

SAI Tulsa T, LLC	OK

SAI Tysons Corner H, LLC	VA		Honda of Tysons Corner

SAI Tysons Corner I, LLC	VA		Infiniti of Tysons Corner

SAI VA HC1, Inc.	VA

SRE Alabama-2, LLC	AL

SRE Alabama-5, LLC	AL

SRE California-1, LLC	CA

SRE California-2, LLC	CA

SRE California-3, LLC	CA

SRE California-4, LLC	CA

SRE California-5, LLC	CA

SRE California-6, LLC	CA

SRE California-7 SCB, LLC	CA

SRE California-8 SCH, LLC	CA

SRE California-9 BHB, LLC	CA

SRE Colorado-1, LLC	CO

SRE Colorado-2, LLC	CO

SRE Colorado-3, LLC	CO

SRE Florida-1, LLC	FL

SRE Florida-2, LLC	FL

SRE Georgia 4, LLC	GA

Name of Entity	Formed In	Foreign States Auth.	Certificate of Assumed Name

SRE Holding, LLC	NC	TX CO AZ AL

SRE Maryland-1, LLC	MD

SRE Nevada-2, LLC	NV

SRE North Carolina-2, LLC	NC

SRE North Carolina-3, LLC	NC

SRE Ohio 1, LLC	OH

SRE Ohio 2, LLC	OH

SRE Oklahoma-1, LLC	OK

SRE Oklahoma-2, LLC	OK

SRE Oklahoma-5, LLC	OK

SRE South Carolina-2, LLC	SC

SRE South Carolina-3, LLC	SC

SRE South Carolina-4, LLC	SC

SRE Tennessee-1, LLC	TN

SRE Tennessee-2, LLC	TN

SRE Tennessee-3, LLC	TN

SRE Tennessee-4, LLC	TN

SRE Tennessee-5, LLC	TN

SRE Texas-1, LP	TX

SRE Texas-2, LP	TX

SRE Texas-3, LP	TX

SRE Texas-4, LP	TX

SRE Texas-5, LP	TX

Name of Entity	Formed In	Foreign States Auth.	Certificate of Assumed Name

SRE Texas-6, LP	TX

SRE Texas-7, LP	TX

SRE Texas-8, LP	TX

SRE Texas 9, LLC	TX

SRE Texas 10, LLC	TX

SRE Texas 11, LLC	TX

SRE Texas 12, LLC	TX

SRE Virginia-1, LLC	VA	MD

SRE Virginia-2, LLC	VA